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                                                                    EXHIBIT 6(a)




                               AMENDMENT NO. 1
                                     TO
                        MASTER DISTRIBUTION AGREEMENT


         The Master Distribution Agreement (the "Agreement"), dated as of February 28, 1997 by and between AIM Variable Insurance Funds, Inc., a Maryland corporation and A I M Distributors, Inc., a Delaware corporation, is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                 "SCHEDULE A
                                     TO
                        MASTER DISTRIBUTION AGREEMENT
                                     OF
                     AIM VARIABLE INSURANCE FUNDS, INC.


o   AIM V.I. Aggressive Growth Fund
o   AIM V.I. Balanced Fund
o   AIM V.I. Capital Appreciation Fund
o   AIM V.I. Capital Development Fund
o   AIM V.I. Diversification Income Fund
o   AIM V.I. Global Utilities Fund
o   AIM V.I. Government Securities Fund
o   AIM V.I. Growth Fund
o   AIM V.I. Growth and Income Fund
o   AIM V.I. High Yield Fund
o   AIM V.I. International Equity Fund
o   AIM V.I. Money Market Fund
o   AIM V.I. Value Fund"

         All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Dated:                 , 1997
       ----------------

                                       AIM VARIABLE INSURANCE FUNDS, INC.

Attest:                                By:
        --------------------------         ------------------------------------

         Assistant Secretary                President


                                       A I M DISTRIBUTORS, INC.

Attest:                                By:
        --------------------------         ------------------------------------

         Assistant Secretary                President